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                                                                      EXHIBIT 21

                        FIDELITY NATIONAL FINANCIAL, INC.

                              LIST OF SUBSIDIARIES

A.S.A.P. Legal Publication Services, Inc.
ACS Systems, Inc.
Agency Sales and Posting, Inc.
Alamo Title Company
Alamo Title Company of Brazoria County, Inc., d/b/a Alamo Title Company Alamo Title Company of Harris County, Inc., d/b/a Alamo Title Company Alamo Title Company of Tarrant County, Inc., d/b/a Alamo Title Company Alamo Title Holding Company
Alamo Title Insurance
Alamo Title of Guadalupe County, Inc., d/b/a Alamo Title Company
Alamo Title of Travis County, Inc., d/b/a Alamo Title Company
Amtitle Company
Arizona Sales and Posting, Inc.
BHC&M, Ltd.
Calwest Service Corporation
CKC Corporation
Classified Credit Data, Inc.
Credit Reports, Inc.
Dallas-Fidelity National Title Agency, Inc.
Fidelity Asset Management, Inc. (AZ)
Fidelity Asset Management, Inc. (CA)
Fidelity Express Network, Inc.
Fidelity National 1031 Exchange Services, Inc.
Fidelity National Agency of Arizona, Inc.
Fidelity National Appraisal Services, Inc.
Fidelity National Company of California
Fidelity National Company of Northern California
Fidelity National Credit Services, Inc.
Fidelity National Flood, Inc.
Fidelity National Home Warranty Company
Fidelity National Information Services, Inc.
Fidelity National Insurance Services, Inc
Fidelity National Tax Service, Inc.
Fidelity National Title & Escrow of Hawaii, Inc.
Fidelity National Title Agency of Nevada, Inc.
Fidelity National Title Agency of Pinal County, Inc.
Fidelity National Title Agency, Inc.
Fidelity National Title and Abstract, Inc.
Fidelity National Title Company
Fidelity National Title Company of California
Fidelity National Title Company of Oregon
Fidelity National Title Company of Washington
Fidelity National Title Insurance Agency of Coconino
Fidelity National Title Insurance Company
Fidelity National Title Insurance Company of New York
Fidelity Participations, Inc.
Fidelity Tax Service, Inc.
First Title Corporation
FNF Capital, Inc.
FNTIC Properties
GF Funding Corp. I
GF Funding Corp. II
GF Funding Corp. III
GF Funding Corp. IV
GF Funding Corp. V
GF Funding Corp. VI
GF Funding Corp. VII
GF Funding Corp. VIII
Gulf Stream Title Company of Miami
Investment Property Exchange Services, Inc.
Kensington Development Corporation
LD Exchange.com, Inc.
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Lexington Capital Corporation
LRT Record Services, Inc.
Manchester Development Corporation
Micro General Corporation
National Alliance Marketing Group, Inc.
National Title Insurance Services, Inc.
Nations Post and Pub. Services, Inc.
Nations Title of Arizona, Inc.
Nations Title, Inc.
Nations Title Insurance of New York, Inc.
Nationwide Recording Services, Inc.
North Pacific Funding, Inc.
Pacific American Property Exchange Corporation
Professional Escrow Inc.
Rocky Mountain Printing Services, Inc.
Rocky Mountain Aviation, Inc.
Rocky Mountain Support Services, Inc.
San Joaquin Title Company
Statewide Research, Inc.
SWT Holding, Inc.
Title Insurance & Escrow Services, Inc.
Title Insurance Policy Co. of Pinal County
Title Services, Inc.
UTC Capital Group, Inc.
WAEC Apartments, Inc.
WAEC, Inc.
Western Financial Trust Company